AMENDED AND RESTATED BYLAWS
OF
BUDDHA STEEL, INC.
(A DELAWARE CORPORATION)

ARTICLE I
NAME AND PRINCIPAL OFFICE

Section 1. The name of this corporation is:
Buddha Steel, Inc.

Section 2. The principal office of the corporation shall be located at such place as shall be designated by the Board of Directors, and it may maintain branch offices or agents elsewhere, within or without the State of Delaware, as the Board of Directors may from time to time determine.

Section 3. The corporation shall at all times maintain a registered office and registered agent within the State of Delaware, at such place within said state as shall be designated by the Board of Directors.

ARTICLE II
CAPITAL STOCK

Section 1. There have been 100,000,000 shares of Common Stock authorized.  There are 10,000,000 shares that have been authorized as Preferred Stock, and the  preferences,  rights  and  powers of such Preferred  Shares  shall  be  determined  in  the  discretion  of the  Board  of Directors.

Section 2. Said shares of stock shall be transferable only on the books of the corporation or its authorized registration and transfer agent.  The stock transfer records shall be kept by the corporation or the appropriate designee of the corporation as may be determined by the Board of Directors.

Section 3. Shares of stock may be represented at all shareholder meetings by the shareholders of record or by written proxy directed to any other person or legal entity and filed with the Secretary of the corporation prior to the beginning of any shareholder meeting.  No person, however, shall be entitled to vote any shares of stock in person or by proxy at any such meeting unless the same shall have been transferred to him/her on the books of the corporation at least 30 days prior to the said meeting.

Section 4.  Before a new stock certificate shall be transferred or issued to replace a lost certificate, proof of loss together with proper indemnification procedures, including an indemnification bond, if requested by the Board of Directors, shall be furnished by the applicant for the new certificate. Any cost of reissuing and indemnifying the corporation for reissuing lost certificates shall be paid by the applicant.

Section 5. The owner as reflected on the books of the corporation, subject to the provisions of Section 3 of this Article II, shall be entitled to one vote for each share of stock owned by him/her. No cumulative voting shall be allowed.

Section 6. The corporation shall not be allowed to vote any Treasury stock held by it.

Section 7. The Board of Directors may fix a date or dates at which time or times the persons  reflected on the books of the  corporation  as  shareholders  shall receive  dividends or  distributions  of the  corporate  assets.

Section 8. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the  holder in fact  thereof  and,  accordingly, shall not be bound to recognize  any  equitable or other claim to or interest in such  share or shares on the part of any other  person,  whether or not it shall have express or other notice thereof,  except as otherwise  provided by the laws of Delaware.

Section 9.  Shares standing in the name of another  corporation,  domestic  or foreign,  may be voted by such  officer,  agent or proxy as the  Bylaws  of such corporation may prescribe or, in the absence of such provision,  as the Board of Directors of such  corporation  may determine.  Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator  or trustee may be voted by such  fiduciary,  either in person or by proxy,  but no such  fiduciary  shall be  entitled  to vote  shares held in such fiduciary  capacity  without a  transfer  of such  shares  into the name of such fiduciary.  Shares standing in the name of a receiver may be voted by such receiver.  A shareholder whose shares are pledged shall be entitled to vote such shares,  unless, in the transfer by the pledgor on the books of the corporation, he/she has expressly  empowered the pledgee to vote thereon,  in which case only the pledgee or his/her proxy may  represent the stock and vote thereon.

Section 10. There shall be issued no fractional shares of the corporation.  In the event a shareholder shall be entitled to a fractional share by virtue of the declaration  of a stock  dividend or stock split or otherwise,  the  corporation shall issue to said shareholder a certificate,  called scrip,  acknowledging the right  of  said  shareholder  to  said  fractional  share.  At any  time  that a shareholder  shall  become the holder of  sufficient  scrip to total one or more whole shares,  then, at the request of said  shareholder,  the corporation shall issue said  whole  share or shares to said  shareholder.  No holder of any scrip shall be entitled to any vote on account thereof.

Section 11.  All issued shares of the  corporation  shall be fully  paid and non-assessable;   there  shall  be  issued  no  partially  paid  shares  of  the corporation.

Section 12. Shares of the corporation shall be issued for such  consideration as shall be fixed from time to time by the Board of Directors;  provided,  however, that no such shares shall be issued for consideration less than the par value of such shares.

Section 13.  Treasury shares may be disposed of by the corporation for such consideration as may be fixed from time to time by the Board of Directors.

ARTICLE III
MEETINGS OF SHAREHOLDERS

Section 1. An annual meeting of the shareholders shall be held annually, within five (5) months of the end of each fiscal year of the Corporation.  The annual meeting  shall be held at such time and place and on such date as the  Directors shall determine from time to time and as shall be specified in the notice of the meeting;  at which time the  shareholders  shall elect a Board of Directors  and transact  such other  business as may be properly  brought  before the  meeting. Notwithstanding  the  foregoing,  the Board of  Directors  may cause the  annual meeting of  shareholders to be held on such other date in any year as they shall determine  to be in the best  interests  of the  corporation;  and any  business transacted  at said meeting shall have the same validity as if transacted on the date designated herein.

Notice of the annual meeting,  stating  the time and place  thereof,  shall be mailed to each  shareholder  at his/her  address as shown on the  records of the corporation  not less than ten (10) days and not more than sixty (60) days prior to such meeting.

Section 2. For the purpose of determining shareholders entitled to notice of or to  vote  at  any  meeting  of  shareholders  or  any  adjournment  thereof,  or shareholders  entitled to receive  payment of dividends,  the Board of Directors may fix in  advance  a date as the  record  date for any such  determination  of shareholders,  such  date in any case to be not less than ten (10) nor more than sixty (60) days prior to the date on which the particular  action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of dividends, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 3. A simple majority of the capital stock issued and outstanding represented in person or by proxy, shall constitute a quorum for the transaction of business at any shareholders' meeting.

Section 4. A special meeting of the shareholders may be called at any time by the President or as directed by a majority vote of the Board of Directors.  The same notice  shall be given of special  meetings as is herein  provided  for the annual meeting,  except that, in the case of special meetings,  the notice shall state the  objective  therefor,  and no matters may be  considered  except those mentioned in said notice.

Section 5. A special meeting of the shareholders shall be called by the corporation upon the written request of the holders of not less than twenty-five (25%) percent of the outstanding shares of the corporation. Such written request shall be presented to the Secretary of the corporation. The Secretary shall then comply with the provisions of this Article regarding notice to shareholders of any special or annual meeting.

Section 6. Notice of meetings,  both annual and  special,  may be waived by any shareholder,  and  his/her  presence at such  meetings  will  constitute  such a waiver.

Section 7. At all meetings of shareholders, all questions shall be determined by a majority vote of the holders of each class of capital stock  entitled to vote, present in person or by proxy,  unless otherwise provided for by these Bylaws or by the laws of the State of Delaware.

Section 8. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by shareholders representing a majority of the shares entitled to vote at such a meeting, except however, if a different proportion of voting power is required by law, the Certificate of Incorporation or these Bylaws, then that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the corporation.

Section 9. The Board of Directors may adopt whatever rules it deems necessary or desirable   for  the  orderly   transaction   of  business  at  any  meeting  of shareholders;  provided  that  such  rules  shall  be in  writing  and  shall be distributed  to the  shareholders  prior to or at the beginning of said meeting, and provided further that such rules shall not abrogate any right of the holders of capital stock as defined by statute or by these Bylaws.

ARTICLE IV
BOARD OF DIRECTORS

Section 1. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation as are not, by statute, by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the shareholders.

Section 2. The number of Directors which shall constitute the whole Board shall be not less than one (1) no more than fifteen (15).  Such number of Directors shall from time to time be fixed and determined by the shareholders and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing Directors.  The Directors shall be elected at the Annual Meeting of the Shareholders,  except as  provided  in  Section 3 of this  Article  IV, and each Director elected shall hold office until his/her  successor shall be elected and shall  qualify.  Except as provided  otherwise  herein,  Directors  need not be residents  of  Delaware  nor  shareholders  of the  corporation.

Section  3. Any Director may resign at any time by written notice to the corporation.  Any such resignation shall take effect at the date of receipt of such notice or any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  If any vacancy  occurs on the Board of  Directors  caused by death, resignation, retirement, disqualification or removal from office of any Director or  otherwise,  or if any new  directorship  is  created by an  increase  in the authorized  number of  Directors,  a majority of the  Directors  then in office, though less than a quorum,  or a sole remaining  Director may choose a successor or fill the newly  created  directorship;  and a Director  so chosen  shall hold office until the next annual meeting and until his/her  successor  shall be duly elected and shall qualify, unless sooner displaced.

Section 4. A regular meeting of the Board of Directors shall be held each year, without other notice than this Bylaw, at the place of and immediately  following the Annual Meeting of  Shareholders,  and other regular meetings of the Board of Directors  shall be held  each  year,  at such  time and  place as the  Board of Directors  may provide,  by  resolution,  either  within or without the State of Delaware, without other notice than such resolution.

Section 5. A special meeting of the Board of Directors may be called by the President and shall be called by the Secretary on the written request of any two Directors.  The President so calling, or the Directors so requesting, any such meeting shall fix the time and place, either within or without the State of Delaware, as the place for holding such meeting.

Section 6. Written notice of special meetings of the Board of Directors shall be given to each Director at least twenty-four (24) hours prior to the time of any such meeting.  Any Director may waive notice of any meeting. The attendance of a Director at any meeting  shall  constitute  a waiver of notice of such  meeting, except  where a Director  attends a meeting for the purpose of  objecting to the transaction  of any  business  because  the  meeting is not  lawfully  called or convened.  Neither  the  business  to be  transacted  at nor the  purpose of any special meeting of the Board of Directors needs to be specified in the notice or waiver of notice  of such  meeting,  except  that  notice  shall be given of any proposed  amendment to the Bylaws if it is to be adopted at any special  meeting or with respect to any other matter where notice is required by statute.

Section 7. A simple majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws.  If a  quorum  shall  not be  present  at any  meeting  of the  Board of Directors,  the Directors  present  thereat may adjourn the meeting from time to time,  without  notice other than  announcement  at the meeting,  until a quorum shall be present.

Section 8. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, as provided in Article V of these Bylaws, may be taken without a meeting; provided that a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 9.  Directors, as such, shall not be entitled to any stated salary for their services unless voted by the Board of Directors.  By resolution of the Board,  a fixed sum and  expenses  of  attendance,  if any,  may be allowed  for attendance  at each regular or special  meeting of the Board of Directors or any meeting of a committee  of  Directors.  No provision of these Bylaws shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10.  Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE V
COMMITTEES OF DIRECTORS

Section 1. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, including, if it shall so determine, an Executive Committee.  Each such committee shall consist of two or more of the Directors of the corporation, which shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in this Article and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  Such committee or committees shall have such name or names and such authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2. In the event the Board of Directors shall, pursuant to Section 1 of this Article, designate an Executive Committee to have and exercise the full powers of the Board of  Directors,  such power shall extend to the full limit of the powers of the entire Board of  Directors,  except that no committee of  Directors  shall have or exercise  any of the  following  powers:  amend the Articles of  Incorporation  of the  corporation;  undertake  any actions  toward merger  or  consolidation  of the  corporation;  recommend  the  lease,  sale or exchange of all or  substantially  all of the assets of the  corporation;  amend these  Bylaws;  declare any  dividend;  or authorize  the issuance of any of the stock of the corporation.

Section 3. Each committee of Directors shall keep regular minutes of its proceedings and report same to the Board of Directors when required.

Section 4. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board shall so determine.

ARTICLE VI
NOTICE

Section 1.  Whenever, under the  provisions  of the  statutes,  the Articles of Incorporation or these Bylaws,  notice is required to be given to any Directors, member of any  committee  or  shareholders,  such notice shall be in writing and shall be delivered personally or mailed to such Director,  member or shareholder or, in the case of a Director or a member of any committee,  may be delivered in person or given orally by telephone. If mailed, notice to a Director,  member of a committee  or  shareholder  shall be deemed to be given when  deposited in the United  States  mail  in  a  sealed  envelope,  with  postage  thereon  prepaid, addressed, in the case of a shareholder, to the shareholder at the shareholder's address  as it appears on the  records of the  corporation  or, in the case of a Director or a member of a committee, to such person at his/her business address. If sent by telegraph, notice to a Director or member of a committee shall be deemed  to be  given  when the  telegram,  so  addressed,  is  delivered  to the telegraph company.

Section 2.  Whenever any notice is required to be given under the provisions of the statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII
OFFICERS

Section 1. The officers of the corporation  shall be a  President,  one or more Vice Presidents,  any one or more of which  may be  designated  Executive  Vice President or Senior Vice  President,  a Secretary and a Treasurer.  The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board.  Any two or more offices may be held by the same person. The President shall be elected from among the Directors.  With that exception, none of the other officers need be a Director, and none of the officers need be a shareholder of the corporation.

Section 2. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the Annual Meeting of Shareholders or as soon thereafter as conveniently possible.  Each officer shall hold  office  until  his/her  successor  shall  have been  chosen and shall have qualified,  or until his/her death or the effective date of his/her  resignation or  removal,  or until  he/she  shall  cease to be a Director in the case of the President.

Section 3. Any officer or agent elected or appointed by the Board of Directors may be removed  without cause by affirmative  vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be  served  thereby,  but  such  removal  shall  be  without  prejudice  to  the contractual rights, if any, of the person so removed.  Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Any vacancy occurring in any office of the corporation by death, resignation, and removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction, and no officer shall be prevented from receiving such salary by reason of his/her also being a Director.

Section 6. The President shall be the chief executive officer of the corporation and subject to the control of the Board of Directors, shall generally supervise and control the business and affairs of the corporation.  The President shall preside at all meetings of the Board of Directors and the shareholders.  He/She shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors.  The President shall keep the Board of Directors and the Executive Committee fully informed and shall consult with them concerning the business of the corporation. The  President  may  sign,  with  the  Secretary  or any  other  officer  of the corporation  thereunto  authorized by the Board of Directors,  certificates  for shares of the corporation and any deeds, bonds,  mortgages,  contracts,  checks, notes,  drafts or other  instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly  delegated  by these Bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed.  The President shall vote, or give a proxy to any other officer of the corporation  to vote, all shares of stock of any other  corporation  standing in the name of the  corporation  and, in general,  shall  perform all other  duties incident to the office of President  and such other duties as may be  prescribed by the Board of Directors or the Executive Committee from time to time.

Section 7. In the absence of the President, or in the event of his/her inability or refusal to act, the Executive Vice President (or, in the event there shall be no Vice  President  designated  Executive  Vice  President,  any Vice  President designated by the Board) shall perform the duties and exercise the powers of the President.  The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee.

Section 8. The Secretary shall:  (a) keep the  minutes of the  meetings of the shareholders,  the Board of Directors and the  committees of Directors;  (b) see that all  notices  are duly given in  accordance  with the  provisions  of these Bylaws or as required by law; (c) be custodian of the  corporate  records and of the  seal  of  the  corporation,  and  see  that  the  seal  is  affixed  to all certificates  for shares or a facsimile  thereof is affixed to all  certificates for shares prior to the issuance thereof and to all documents,  the execution of which  on  behalf  of the  corporation  under  its  seal is duly  authorized  in accordance  with the provisions of these Bylaws;  (d) keep or cause to be kept a register of the post office  address of each  shareholder  as  furnished by each shareholder;  (e)  sign,  with the  President,  certificates  for  shares of the corporation,  the issuance of which shall have been  authorized by resolution of the Board of Directors;  (f) have general  charge of the stock transfer books of the corporation;  and (g) in general,  perform all duties incident to the office of  Secretary  and such other duties as from time to time may be assigned by the President,  the Board of Directors  or the  Executive  Committee.

Section 9. If required by the Board of Directors,  the  Treasurer  shall give a bond for the  faithful  discharge  of  his/her  duties in such sum and with such surety or sureties as the Board of  Directors  shall  determine.  The Treasurer shall:  (a) have  charge  and  custody of and be  responsible  for all funds and securities of the corporation;  (b) receive and give receipts for monies due and payable to the  corporation  from any source  whatsoever  and  deposit  all such monies in the name of the  corporation in such banks,  trust  companies or other depositories  as shall be selected in  accordance  with the  provisions of these Bylaws;  (c) prepare or cause to be  prepared,  for  submission  at each regular meeting of the Directors, at each annual meeting of the shareholders and at such other times as may be required by the Directors,  the President or the Executive Committee,  a statement of financial condition of the corporation in such detail as may be required;  and (d) in general,  perform all of the duties  incident to the  office  of  Treasurer  and such  other  duties  as from time to time may be assigned by the President, Board of Directors or Executive Committee.

Section 10. The Assistant  Secretaries  and  Assistant  Treasurers  shall,  in general,  perform  such duties as shall be assigned to them by the  Secretary or the  Treasurer,  respectively,  or by  the  President,  Board  of  Directors  or Executive Committee.  The Assistant  Secretaries and Assistant Treasurers shall, in  the  absence  of the  Secretary  or  Treasurer,  respectively,  perform  all functions and  duties  which  such  absent  officers  may  delegate,  but  such delegation  shall not relieve the absent officer from the  responsibilities  and liabilities of his/her office.  The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VIII
CONTRACTS, CHECKS AND DEPOSITS

Section 1. Subject to the provisions of these Bylaws, the Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any such  instrument  in the name of and on behalf of the corporation,  and  such  authority  may  be  general  or  confined  to  specific instances.

Section 2. All checks,  demands,  drafts or other  orders for payment of money, notes or other evidences of  indebtedness  issued in the name of the corporation shall be signed  by such  officer  or  officers  or such  agent or agents of the corporation and in such manner as may be determined by the Board of Directors.

Section 3.  All funds  of the  corporation  not  otherwise  employed  shall be deposited  from time to time to the  credit of the  corporation  in such  banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE IX
DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock.

Section 2. Before payment of any dividends,  there may be set aside out of any funds the corporation  available for dividends such sum or sums as the Directors may from time to time, in their absolute  discretion,  think proper as a reserve or reserves to meet contingencies,  for equalizing  dividends,  for repairing or maintaining  any property of the  corporation  or for such other  purpose as the Directors  deem  conducive  to the best  interests of the  corporation,  and the Directors  may modify or abolish any such  reserve in the manner in which it was created.

ARTICLE X
INDEMNIFICATION

Section 1. The Corporation shall indemnify each person who is or was a director, officer,  employee or agent of the Corporation (including the heirs,  executors, administrators  or estate of such person) or is or was serving at the request of the  Corporation  as  a  director,   officer,   employee  or  agent  of  another corporation,  partnership,  joint venture, trust or other enterprise to the full extent permitted under the Delaware Statutes or any successor law or laws of the Code. Any such indemnification shall be made in accordance with the provisions of the Delaware Statutes.

Section 2. The Corporation may purchase and maintain insurance,  at its expense, to protect itself and any of the above-referenced parties against any liability, cost, payment or expense, whether or not the Corporation would have the power to indemnify such person against such liability.

ARTICLE XI
FISCAL YEAR

The fiscal year of the corporation shall be set by resolution of the Board of Directors.

ARTICLE XII
AMENDMENTS TO BYLAWS

At any regular meeting of the Board of Directors or at any meeting of the Board of Directors  specially called for said purpose,  with each Director having been mailed, along with notice of said meeting, a copy of the proposed changes in the Bylaws, these Bylaws may be altered,  amended or repealed,  in whole or in part, and new  Bylaws  may be  adopted  in  accordance  with the copy of the  proposed changes mailed to the Directors by vote of a majority of said Directors.